NAAC 2005 S-4	2NDS DEAL
We would like to see the following data on the aggregate collateral and on all of the groups in the deal.

aggregate pool
gross WAC (%)	10.234

wtd avg FICO	697
FICO < 500 (%)	0.02
FICO < 550 (%)	0.03
FICO < 600 (%)	3.34
FICO 600-650 (%)	11.09

wtd avg CLTV (%)	96.6
CLTV = 80 (%)	1.07
CLTV > 80.01 (%)	96.6
CTV 95.01 -100 (%)	66.29
CLTV (including silent seconds)	0
Full Doc (%)	22.31
Stated Doc (%)	4.52
No Doc /No Ratio / NINA (%)	13.56
purch (%)	86.52
CO refi (%)	11.37
Own Occ (%)	81.85
Investor (%)	14.79
Prepay Penalty (%)	33.18
Non zero wtd avg DTI (%)	39
ARM ? (% of total)	0
2/28 (% of total)	0
3/27 (% of total)	0
5/25 (% of total)	0
1st Lien (%)	0
Avg Loan Balance	56,742.14
# of Loans	4843
Loan Bal < $100k (%)	69.72
Mtg Rates > 12% (%)	7.97
Manuf Housing (%)	0
largest state (%)	29.06
silent 2nd (%)	0
IO loans (%)	4.99
10yr IO (%)	0.05
5yr IO (%)	4.94
2 yr IO (%)	0
IO: FICO	690
IO CLTV (%)	96.14
IO DTI (%)	39.41
IO full doc (%)	0.44
IO: purch (%)	4.06
DTI buckets < 35%	37.25
35-40%	19.36
40-45%	25.72
45-50%	13.16
50-55%	4.18
55+%	0.33